Exhibit 4.1
AMENDMENT NO. 9
     This Amendment No. 9 (“Agreement”) dated as of June 2, 2009 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006, Amendment No. 2 dated as of October 13, 2006, Amendment No. 3 and Consent dated as of April 23, 2007, Amendment No. 4 dated as of August 24, 2007, Amendment No. 5 and Agreement dated as of January 31, 2008, Master Assignment, Agreement and Amendment No. 6 dated as of June 2, 2008, Amendment No. 7 dated as of December 12, 2008 and Amendment No. 8 and Consent dated as of March 24, 2009 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. The Parent wishes to issue up to $300,000,000 of new Debt (as defined in the Credit Agreement). In connection with such issuance, the Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 1.03 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.
AMENDMENTS TO CREDIT AGREEMENT
     Section 2.01 Amendments to Credit Agreement.
          (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:
     "2009 Bond Issuance” means the issuance by the Parent of up to $300,000,000 of Debt, which Debt (a) shall have (i) a non-default interest rate that is no higher than 13% per annum (plus a default rate not to exceed 3%), (ii) a scheduled maturity date that is no earlier than May 15, 2014, (iii) covenants and restrictions that are no more restrictive in any material respect than those set forth in this Agreement, the other Loan Documents and the documents evidencing the 2006 and 2007 Bond Issuances, (iv) no restriction on the ability of the Parent or any of its Subsidiaries to amend, modify or otherwise supplement this Agreement or the other Loan Documents, (v) no Lien securing such Debt, (vi) no restriction on the ability of the Parent or any of its Subsidiaries to guarantee the Obligations or pledge assets as collateral security for the Obligations, and (vii) a bullet repayment and not provide for scheduled amortization or mandatory prepayments (other than amortization resulting from any mandatory prepayments required in respect of such Debt in connection with the occurrence of an event of default under such Debt, a change in control of the issuer, including a disposition of all or substantially all of the assets of the Parent and its Subsidiaries, a liquidation or dissolution of Parent, or any event constituting a Change in Control (as defined herein) or an asset sale by the issuer or a Subsidiary thereof), (b) shall be issued in its entirety on or before June 30, 2009, (c) shall not otherwise cause the occurrence of a Default or Event of Default after giving effect to the issuance of such Debt, (d) shall not require any payments of cash upon any conversion of such Debt (if such Debt is convertible), and (e) may be guaranteed by the Subsidiaries of the Parent, provided that no Lien secures such guarantees and such Subsidiaries are Obligors.
     "Debt Issuances” means the Bond Issuances which closed in 2006 and 2007 and the 2009 Bond Issuance.
          (b) Section 6.02 of the Credit Agreement is amended by replacing the period at the end of subsection (j) with a semicolon and adding the following new subsection (k) to the end thereof:
     (k) Debt arising pursuant to the 2009 Bond Issuance and any refinancing thereof; provided that,(i) the aggregate outstanding principal amount of the 2009 Bond Issuance may not exceed $300,000,000, and (ii) the Borrowing Base then in effect on the date of the closing of the 2009 Bond Issuance shall automatically reduce by an amount equal to the lesser of (A) $50,000,000 or (B) 25% of the aggregate principal amount of such issuance (such reduction shall be effective on the date of the closing of the 2009 Bond Issuance and such reduced Borrowing Base shall remain in effect until the date the Borrowing Base is otherwise redetermined pursuant to Section 2.02).
          (c) Section 6.05 of the Credit Agreement is amended by deleting such section in its entirety and replacing it with the following:
     Section 6.05 Restricted Payments; Bond Payments. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, make any Restricted Payments except that if (a) no Default or Event of Default has occurred or will occur after giving effect to the making of such Restricted Payment, (b) no default or event of default will occur under any agreement or instrument relating to Debt of any Obligor permitted hereunder after giving effect to the making of such Restricted Payment, and (c) no Borrowing Base deficiency of the type described in Section 2.05(b) shall exist before or after giving effect to the making of such Restricted Payment, then (i) the Subsidiaries may make Restricted Payments to a Borrower, (ii) the Parent may make Restricted Payments to its equity holders in an aggregate amount not to exceed $25,000,000 in any fiscal year so long as after giving effect to such Restricted Payment, the sum of the cash and Liquid Investments of the Obligors plus the Unused Tranche A Commitment Amount equals or exceeds 25% of the Borrowing Base in effect at the time such Restricted Payment is made, and (iii) at such other times and in such other amounts as the Required Lenders may consent to in writing. Additionally, no Borrower may, nor shall any Borrower permit its Subsidiaries to, make any optional prepayments in respect of Debt arising pursuant to a Debt Issuance except that the Parent may make (A) optional prepayments in an amount not to exceed 50% of the then outstanding principal amount of such Debt with proceeds received by Parent from any offering of its equity securities registered under the Securities Act of 1933, as amended, provided that such prepayments are made promptly upon the receipt of such proceeds, and (B) repayment of all or any portion of such Debt with the proceeds of any Debt Issuance issued by the Parent to refinance such Debt.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     Section 3.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements (“Other Documents”) required to be delivered by this Agreement and to which each of the Borrowers is a party are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which each of the Borrowers is a party constitute legal, valid, and binding obligations of such Borrower enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 3.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the Other Documents to which such Guarantor is a party are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which such Guarantor is a party constitute legal, valid, and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE IV.
CONDITIONS
     This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
     Section 4.01 Documents. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent, and the Lenders.
     Section 4.02 Consent Fee. Upon the 2009 Bond Issuance, the Company shall become obligated to pay and shall have paid all fees owing in connection with this Agreement to each Lender in an amount acceptable to each such Lender.
     Section 4.03 Payment of Fees. The Borrowers shall have paid all costs and expenses that have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement.
     Section 4.04 No Default. No Default shall have occurred and be continuing as of the Effective Date.
     Section 4.05 Representations. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects other than such representations and warranties that speak of a certain earlier date, which representations and warranties shall be true and correct as of such earlier date.
ARTICLE V.
MISCELLANEOUS
     Section 5.01 Effect on Loan Documents; Acknowledgments.
     (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the

Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
          (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 5.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 5.03 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 5.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 5.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     Section 5.06 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 5.07 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.

By:	/s/ Jesus G. Melendrez

Jesus G. Melendrez,
Senior Vice President — Corporate Development

MARINER ENERGY RESOURCES, INC.

By:	/s/ Jesus G. Melendrez

Jesus G. Melendrez,
Senior Vice President — Corporate Development

MARINER LP LLC, a Delaware
limited liability company
By: Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez

Jesus G. Melendrez,
Senior Vice President — Corporate Development

MC BELTWAY 8 LLC, a Delaware limited liability company
By: Mariner Energy, Inc. as its manager

By:	/s/ Jesus G. Melendrez

Jesus G. Melendrez,
Senior Vice President — Corporate Development

MARINER GULF OF MEXICO LLC, a Delaware
limited liability company
By: Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez

Jesus G. Melendrez,
Senior Vice President — Corporate Development
Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent, Issuing Lender, Lender, Joint Lead Arranger and Sole Book Runner

By:	/s/ Damien G. Meiburger

Name:	Damien G. Meiburger

Title:	Senior Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BNP PARIBAS, as a Lender, Joint Lead Arranger and Syndication Agent

By:

Name:

Title:

By:

Name:

Title:

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as a Co-Documentation Agent

By:	/s/ James V. Ducote

Name:	James V. Ducote

Title:	Director

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

GUARANTY BANK, as a Lender and as a Co-Documentation Agent

By:	/s/ W. David McCarver IV

Name:	W. David McCarver IV

Title:	Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

JPMORGAN CHASE BANK, N.A. , as a Lender and as a Co-Documentation Agent

By:	/s/ Jo Linda Papadakis

Name:	Jo Linda Pappadakis

Title:	Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAYLON NEW YORK BRANCH, as a Lender

By:	/s/ Tom Byargeon

Name:	Tom Byargeon

Title:	Managing Director

By:	/s/ Michael D. Willis

Name:	Michael D. Willis

Title:	Managing Director

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CITICORP USA, INC., as a Lender

By:	/s/ Amy Pincu

Name:	Amy Pincu

Title:	Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David G. Mills

Name:	David G. Mills

Title:	Managing Director

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Charles Randall

Name:	Charles Randall

Title:	Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

COMERICA BANK, as a Lender

By:

Name:

Title:

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

NATIXIS, as a Lender

By:	/s/ Donovan C. Broussard

Name:	Donovan C. Broussard

Title:	Managing Director

By:	/s/ Liana Tchernysheva

Name:	Liana Tchernysheva

Title:	Director

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BANK OF SCOTLAND plc, as a Lender

By:

Name:

Title:

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul D. Hein

Name:	Paul D. Hein

Title:	Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK
FRANKFURT AM MAIN, NEW YORK BRANCH, as a Lender

By:

Name:

Title:

By:

Name:

Title:

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jay Buckman

Name:	Jay Buckman

Title:	Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE FROST NATIONAL BANK, as a Lender

By:	/s/ Thomas H. Dungan

Name:	Thomas H. Dungan

Title:	Senior Vice President

Signature Page to Amendment No. 9
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)